Exhibit 4.9

                                                                             1
------------------------------------------------------------------------------

                        National RMBS Trust 200[  ]-[  ]
                        Sale Agreement

Date:                   [                               ]

Parties:                NATIONAL AUSTRALIA BANK LIMITED
                        (ABN 12 004 044 937) having its registered office at Level 24, 500 Bourke Street,
                        Melbourne Vic 3000 ("Seller")

                        [NAME AND ABN OF ISSUER TRUSTEE][address of
                        Issuer Trustee] in its capacity as trustee of the National RMBS Trust 200[ ]-[ ]
                        ("Issuer Trustee")

Recitals:
                A.      The Issuer Trustee may acquire Mortgage
                        Loans from the Seller.

                B. The parties to this agreement have agreed that the terms and conditions for the potential sale of Mortgage Loans will be the terms and conditions set out in this agreement and in any Offer to Sell.

Operative provisions:

1        Definitions and interpretation
------------------------------------------------------------------------------
Definitions

                1.1 The following words have these meanings in this agreement, unless the contrary intention appears:

                        Definitions Schedule means the deed called
                        "National RMBS Trusts Definitions Schedule"
                        dated [       ] and made between the companies
                        described in Schedule 1 to that deed (as amended from time to time).

                        Supplemental Deed means the deed called
                        "National RMBS Trust 200[ ]-[ ] Supplemental
                        Deed" dated on or about the date of this offer and made between (among others) the Seller and the Issuer Trustee.

                        Trust means the National RMBS Trust 200[ ]-[ ].

Interpretation

                1.2 Except to the extent to which words and phrases are otherwise defined in this agreement, words and phrases defined in the Supplemental Deed or, if not defined in that deed, the Definitions Schedule shall bear the same meaning in this agreement. For the avoidance of doubt, in the event of any inconsistency between a definition in this agreement and a definition in the Supplemental Deed or the Definitions Schedule, the definitions in this agreement will prevail. Any amendment to the Definitions Schedule will only apply to this agreement if made in accordance with the Master Trust Deed.

                                                                             2
------------------------------------------------------------------------------

                1.3 Clauses 1.2 to 1.5 (inclusive) of the Definitions Schedule are incorporated in this agreement as though they were set out in full, with references to "deed" being construed as references to "agreement".

                1.4 By executing this agreement, the Seller and the Issuer Trustee agree that terms used in any Transaction Document have the meaning given to them in the Definitions Schedule.

2        Offer to sell Mortgage Loans
------------------------------------------------------------------------------
Seller may make offer
                2.1     The Seller may make an offer to sell Mortgage
                        Loans to the Issuer Trustee in accordance with clause 2.2.

Requirements for an offer to sell Mortgage Loans
                2.2     An offer to sell Mortgage Loans must:

                        (a) comply with, and be accompanied by the materials required by, the terms of this agreement;

                        (b) be made by way of an Offer to Sell, as executed by the Seller and delivered to the Issuer Trustee; and

                        (c) specify the Mortgage Loans the subject of the Offer to Sell.

No obligation to offer or accept
                2.3     Nothing in this agreement obliges:

                        (a) the Seller to sign and deliver any Offer to Sell; or

                        (b) the Issuer Trustee to accept any Offer to Sell issued pursuant to clause 2.2.

Offer
                2.4 Once given, an Offer to Sell constitutes an offer by the Seller to assign to the Issuer Trustee in equity with effect from the relevant Acceptance Date the Seller's right, title and interest in and to:

                        (a) each Housing Loan comprising part of each Mortgage Loan identified in the Offer to Sell;

                        (b) each Mortgage and each Collateral Security in relation to each such Housing Loan;

                        (c) any Property Insurance in relation to the Land which is referable to each Housing Loan and Mortgage;

                        (d) each Other Secured Liability which is in existence from time to time in respect of each Mortgage and each Collateral Security specified in clause 2.4(b);

                        (e) the Monetary Rights from time to time in relation to each such Housing Loan; and

                                                                             3
------------------------------------------------------------------------------


                        (f) any Mortgage Title Documents from time to time in relation to each such Housing Loan.

Acknowledgment
                2.5 The Seller acknowledges that, pursuant to section 166 of the Consumer Credit Code, it remains the credit provider under the Mortgage Loans for the purposes of the Consumer Credit Code despite any acceptance by the Issuer Trustee of an Offer to Sell, unless and until the Issuer Trustee perfects its legal title to the Mortgage Loans under clause 6 in which case the Issuer Trustee or its assignee (if applicable) will become the credit provider.

3       Conditions precedent to issue of offer and acceptance by the Issuer
        Trustee
------------------------------------------------------------------------------
Conditions precedent to issue of offer
                3.1 The Seller must not make an offer in accordance with clause 2 unless and until it has given to the Issuer Trustee, in form and substance reasonably satisfactory to the Issuer Trustee, the following:

                        (a) a certified copy of the power of attorney under which the Transaction Documents have been (or, in relation to an Offer to Sell, will be) executed by the Seller;

                        (b) the number of Powers of Attorney (such number to be notified by the Issuer Trustee to the Seller from time to time) executed by the Seller;

                        (c) a legal opinion from Mallesons Stephen Jaques, solicitors, addressed to the Issuer Trustee (amongst others);

                        (d) a letter addressed to the Issuer Trustee from each provider of Lender's Mortgage Insurance acknowledging the sale of the Mortgages; and

                        (e) such other matters, acts or things as the Issuer Trustee may reasonably request prior to the date of this agreement.

Certification
                3.2 Anything required to be certified under this clause 3 must be certified by an Authorised Person of the Seller as being true and complete as at a date no earlier than the date of issue of an offer pursuant to clause 2.

Benefit of the Issuer Trustee
                3.3 The conditions precedent set out in this clause 3 are for the benefit of the Issuer Trustee and any of them may be waived by the Issuer Trustee in its absolute discretion.

                                                                             4
------------------------------------------------------------------------------


4        Acceptance of the Offer to Sell
------------------------------------------------------------------------------
                4.1 The Issuer Trustee may only accept an Offer to Sell by paying the Purchase Price to the Seller in cleared funds by no later than [ ] on the Acceptance Date.

Binding agreement
                4.2 Acceptance of an Offer to Sell by the Issuer Trustee in accordance with clause 4.1 will constitute:

                        (a) a legal, valid and binding agreement between the Seller and the Issuer Trustee on the terms contained in this agreement and the relevant Offer to Sell; and

                        (b) without any further act or instrument by the parties, an immediate assignment in equity of the Seller's entire right, title and interest in each of the items referred to in clause 2.4 with effect from the relevant Acceptance
                                Date.

Transfer in equity only
                4.3 Unless otherwise specified, any sale, transfer or assignment to the Issuer Trustee of the items referred to in clause 2.4 is equitable only. Unless and until the Issuer Trustee protects its title and interest in and to such items in accordance with this agreement, the Master Trust Deed and the relevant Supplemental Deed, the Issuer Trustee must not:

                        (a) take any steps to protect its title and interest in and to those items; or

                        (b) disclose any information in respect of any sale, transfer or assignment, or give any notice to, or communicate with, any Debtor or Security Provider,

                        except in accordance with this agreement. The Issuer Trustee must not lodge any Transfer in respect of a Mortgage with the land titles office of any State or Territory of Australia unless, and until, the Issuer Trustee declares that a Title Perfection Event has occurred. The Issuer Trustee may lodge a caveat if it has actual notice of the Seller taking action which will, or is likely to, adversely affect the Issuer Trustee's equitable ownership of the Housing Loan, the Mortgage and the Collateral Securities.

Sale not to amount to assumption of obligations
                4.4     (a)     Any sale of Mortgage Loans to the Issuer
                                Trustee as contemplated by this agreement and an Offer to Sell does not constitute an assumption by the Issuer Trustee of any obligation or liability of the Seller or of any other person in relation to such Mortgage
                                Loans or any other item referred to in clause
                                2.4. In particular, the Seller retains the obligation to make such further advances or provide such other financial accommodation as the Seller was required to make or provide under such Mortgage Loans.

                                                                             5
------------------------------------------------------------------------------



                        (b) If, after the sale of any Mortgage Loans to the Issuer Trustee, with the consent of the Issuer Trustee, the cashflows or collections in respect of those Mortgage Loans are adjusted or renegotiated in any manner, the Issuer Trustee is the person who is subject to the renegotiated or adjusted terms, and not the Seller.

Future Receivables
                4.5 Without limiting the effect of any assignment of the items referred to in clause 2.4 occurring upon the Issuer Trustee accepting an Offer to Sell in accordance with this agreement, the Seller's right, title and interest in respect of any such items arising after the relevant Acceptance Date form part of the rights assigned to the Issuer Trustee and, immediately following the making of any additional financial accommodation under a Mortgage Loan, vest in the Issuer Trustee in accordance with the assignment of those items pursuant to this agreement.

5        Representations and warranties
-----------------------------------------------------------------------------
General
                5.1     The Seller represents and warrants to the Issuer
                        Trustee that:

                        (a) it has been duly incorporated as a company limited by shares in accordance with the laws of its place of incorporation, is validly existing under those laws and has power and authority to carry on its business as it is now being conducted;

                        (b) it has power to enter into and observe its obligations under the Transaction Documents to which it is a party and to carry out the transactions contemplated by those documents;

                        (c)     each authorisation which is required in
                                relation to:

                                (i) the execution, delivery and performance by it of the Transaction Documents to which it is a party and the transactions contemplated by those documents; and

                                (ii)    the validity and enforceability of
                                        those documents,

                                has been obtained or effected. Each is in full force and effect. It has complied with such authorisation and has paid all applicable fees for each of them;

                        (d) its obligations under the Transaction Documents to which it is a party are valid and binding and are enforceable against it in accordance with their terms (subject to laws relating to insolvency and creditors' rights generally);

                        (e) the execution, delivery and performance by it of the Transaction Documents to which it is a party does not and will not violate in any respect any material provision of:

                                                                             6
------------------------------------------------------------------------------



                                (i)     any law, regulation, authorisation,
                                        ruling, consent, judgement, order or
                                        decree of any Governmental Agency;

                                (ii)    its constitution;

                        (f) no Insolvency Event has occurred in respect of it;

                        (g) it does not enter into any Transaction Document in the capacity of a trustee of any trust or settlement; and

                        (h) it benefits by executing each Transaction Document to which it is a party.

Repetition
                5.2 The representations and warranties in clause 5.1 are made by the Seller on the date of this agreement and on the date each offer is made pursuant to clause 2 and on the relevant Acceptance Date for the relevant offer.

Mortgage Portfolio
                5.3 The Seller represents and warrants to the Issuer Trustee that the following will be true and correct in relation to each Mortgage Loan specified in an offer made pursuant to clause 2 as at the Acceptance
                        Date:

                        (a) at the time the Seller entered into the related Housing Loan, the related Mortgage, the Loan Agreement and each Collateral Security complied in all material respects with all applicable laws;

                        (b) the related Mortgage and each Collateral Security have been or will be duly stamped;

                        (c) the terms of the related Housing Loan, and related Mortgage or Collateral Security, have not been impaired, waived, altered or modified in any respect, except by a written instrument forming part of the Mortgage Title Documents;

                        (d) the related Housing Loan, related Mortgage and any Collateral Security are enforceable in accordance with their terms against the relevant Debtor;

                        (e) the Mortgage Loan is a Qualifying Mortgage Loan, satisfying the requirements set out in Annexure 1 to this agreement;

                        (f) at the time the Seller entered into the related Housing Loan, it did so in good faith;

                        (g) at the time that the Seller entered into the related Housing Loan, the Housing Loan was originated in the ordinary course of the Seller's business;

                                                                             7
------------------------------------------------------------------------------


                        (h) at the time the Seller entered into the related Housing Loan, it had not received any notice of the insolvency or bankruptcy of the Debtor or that the Debtor did not have the legal capacity to enter into the Housing Loan;

                        (i) the Seller is the sole legal and beneficial owner of the Mortgage Loan and no Encumbrance exists in relation to its right, title and interests in the Mortgage Loan;

                        (j) it holds all documents necessary to enforce the provisions of, and the security created by, the related Mortgage and each Collateral Security;

                        (k) it has not received notice from any person that claims to have an Encumbrance ranking in priority to or equal with the related Mortgage or Collateral Security;

                        (l) except if the Mortgage Loan is subject to a fixed rate of interest at any time and except as may be provided by applicable laws or any Binding Provision, the interest payable on the related Housing Loan is not subject to any limitation and no consent, additional memoranda or other writing is required from the Debtor to give effect to a change in the interest rate payable on the relevant Housing Loan and any change will be effective on notice being given to the Debtor in accordance with the terms of the Housing Loan;

                        (m) it is lawfully entitled to assign the Mortgage Loan upon the terms and conditions of the relevant Offer to Sell and no consent to the sale and assignment of the Mortgage Loan or notice of that sale and assignment is required to be given by or to any person including, without limitation, any Debtor;

                        (n) upon the acceptance of the offer contained in an Offer to Sell, beneficial ownership of the Mortgage Loan will vest in the Issuer Trustee free and clear of all Encumbrances; and

                        (o) the sale of the Mortgage Loan will not be held by a court to constitute a transaction at an undervalue, a fraudulent conveyance or a voidable preference under any insolvency laws.

Remedy
                5.4     (a)     If the Seller or the Issuer Trustee becomes
                                aware within 120 days after the Closing Date
                                ("Prescribed Date") that any representation or warranty given under clause 5.3 in respect of a Mortgage Loan is materially incorrect when made or taken to be made (provided that if either of those parties makes such a finding, it must give such notice with all relevant details to the other and each Current Rating
                                Agency within 5 Business Days of becoming aware but in any event not later than 5
                                Business Days prior to the Prescribed Date) and the Seller does not remedy the breach to the satisfaction of the Issuer Trustee within that period of 5 Business Days or any longer period that

                                                                             8
------------------------------------------------------------------------------



                                the Issuer Trustee permits, then without any further action required by the Issuer Trustee, the Issuer Trustee's interest in the Mortgage Loan will, on the Prescribed Date, be transferred to the Seller. The Seller must pay to the Issuer Trustee the Outstanding Principal Balance of the Housing Loan which comprises part of that Mortgage Loan as at the Prescribed Date together with any accrued but unpaid interest and any outstanding fees and other amounts (excluding any Servicer's Collections) due as at the Prescribed Date under such Housing Loan. The Issuer Trustee will, however, retain all Collections received in connection with such Housing Loan from the Acceptance Date to the Prescribed Date.

                        (b) If a representation or warranty given under clause 5.3 in respect of a Mortgage Loan is found or is notified by the Seller after the Prescribed Date to be incorrect, the Seller must pay damages to the Issuer Trustee for any direct loss suffered by the Issuer Trustee as a result. The maximum amount which the Seller is liable to pay is the Outstanding Principal Balance of the Housing Loan which comprises part of that Mortgage Loan at the time of payment of the damages. This is the Issuer Trustee's only remedy for a breach of any representation and warranty which is found after the Prescribed Date.

                        (c) If a breach of a representation or warranty in relation to the Mortgage Loans occurs, the Seller is obliged to pay damages to the Issuer Trustee in accordance with clause 5.4(b) within 14 Business Days of receipt of notice from the Issuer Trustee.

6        Title Perfection Event
------------------------------------------------------------------------------
Title Perfection Event
                6.1 If a Title Perfection Event is subsisting, the Issuer Trustee may by notice in writing to the Seller declare that a Title Perfection Event has occurred.

Perfection of title
                6.2 If, and only if, a declaration is made by the Issuer Trustee in accordance with clause 6.1 in respect of the Trust, the Issuer Trustee, the Global Trust Manager and the Seller must as soon as practicable take all necessary steps to protect the Issuer Trustee's interest in, and title to, the Mortgage Loans forming part of the Assets of the Trust, including:

                        (a) the execution (where necessary, executed under a Power of Attorney) and lodgment of Transfers or caveats with the land titles office of the appropriate jurisdiction;

                        (b) give notice to the relevant Debtors and Security Providers of the sale of the relevant Mortgage Loans;

                        (c) give notice of its interest in, and title to, the relevant Mortgage Loans to any other interested person; and

                                                                             9
------------------------------------------------------------------------------



                        (d) require each relevant Debtor to make all payments in respect of the relevant Mortgage Loans to the Collections Account.

Power of Attorney
                6.3 The Issuer Trustee must only use a Power of Attorney to execute Transfers in respect of Mortgages forming part of the Purchased Mortgage Loans and only then if it has declared a Title Perfection Event in accordance with clause 6.2.

Indemnity
                6.4 The Seller indemnifies the Issuer Trustee and each of its successors and assigns against all loss arising from, and any costs, damages, charges and expenses incurred in connection with the Issuer Trustee protecting its interest in, and title to, the Mortgages forming part of the Purchased Mortgage Loans after a Title Perfection Event has occurred, including all registration fees, stamp duty, legal fees and disbursements, and the cost of preparing and transmitting all necessary documentation.

7        Costs, charges, expenses and indemnities
-----------------------------------------------------------------------------
Amounts payable on demand
                7.1 The Seller agrees to pay or reimburse the Issuer Trustee on demand for:

                        (a) the costs, charges and expenses of the Issuer Trustee in connection with any consent, approval, exercise or non-exercise of rights (including, without limitation, in connection with the contemplated or actual enforcement or preservation of any rights under any Transaction Document), waiver, variation, release or discharge in connection with any Transaction Document; and

                        (b) Taxes and fees (including, without limitation, registration fees) and fines and penalties in respect of fees, which may be payable or determined to be payable in connection with any Transaction Document or a payment or receipt or any other transaction contemplated by any Transaction Document; and

                        including in each case, without limitation, legal costs and expenses on a full indemnity basis or solicitor and own client basis, whichever is the higher.

Seller indemnity
                7.2 The Seller indemnifies the Issuer Trustee and each of its successors and assigns against any liability or loss arising from, and any costs, charges and expenses incurred in connection with:

                        (a) the payment, omission to make payment or delay in making payment of an amount referred to in clause 7.1;

                        (b) any failure by the Seller to comply with its obligations under a Transaction Document; or

                        (c)     a Title Perfection Event,

                                                                            10
------------------------------------------------------------------------------


                        including, without limitation, liability, loss, costs, charges or expenses on account of funds borrowed, contracted for or used to fund any amount payable or expense incurred under a Transaction Document and including in each case, without limitation, legal costs and expenses on a full indemnity basis or solicitor and own client basis, whichever is the higher.

8        Miscellaneous
------------------------------------------------------------------------------
Certificate
                8.1 A certificate signed by the Issuer Trustee or its solicitors about a matter or about a sum payable to the Issuer Trustee in connection with a Transaction Document is sufficient evidence of the matter or sum stated in the certificate unless the matter or sum is proved to be false.

Exercise of rights
                8.2 The Issuer Trustee may exercise a right, power or remedy at its discretion, and separately or concurrently with another right, power or remedy. A single or partial exercise of a right, power or remedy by the Issuer Trustee does not prevent a further exercise of that or an exercise of any other right, power or remedy. Failure by the Issuer Trustee to exercise or delay in exercising a right, power or remedy does not prevent its exercise. The Issuer Trustee is not liable for any loss caused by the exercise or attempted exercise of, failure to exercise, or delay in exercising the right, power or remedy, whether or not cause by the Issuer Trustee's negligence.

Waiver and variation
                8.3 A provision of or a right created under this agreement may not be waived or varied except in writing signed by the party or parties to be bound.

Supervening legislation
                8.4 Any present or future legislation which operates to vary the obligations of the Seller in connection with this agreement with the result that the Issuer Trustee's rights, powers or remedies are adversely affected (including, without limitation, by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

Approvals and consent
                8.5 The Issuer Trustee may give conditionally or unconditionally or withhold its approval or consent in its absolute discretion unless this agreement expressly provides otherwise.

Remedies cumulative
                8.6 The rights, powers and remedies provided in this agreement are cumulative with and not exclusive of the rights, powers or remedies provided by law independently of this agreement.

                                                                            11
------------------------------------------------------------------------------


9        Notices
------------------------------------------------------------------------------
How given
                9.1 A notice, approval, consent or other communication in connection with a Transaction Document:

                        (a) may be given by an Authorised Person of the relevant party;

                        (b)     must be in writing;

                        (c) must be marked for the attention of the person referred to below; and

                        (d) must be left at the address of the addressee, or sent by prepaid ordinary post (airmail if posted to or from a place outside Australia) to the address of the addressee or sent by facsimile to the facsimile number of the addressee, or sent by e-mail to the e-mail address of the addressee, or if the addressee notifies another address, facsimile number or e-mail address then to that address, facsimile number or e-mail address.

                        The address and facsimile number of each party is:

                                The Seller:

                                Address:          Level 24
                                                  500 Bourke Street
                                                  Melbourne  Victoria  3000
                                                  Australia
                                Facsimile:        [61 3 8641 4927]
                                Attention:        [Company Secretary]

                                The Issuer Trustee:

                                Address:          [               ]

                                Facsimile:        [               ]
                                Attention:        [               ]
                                E-mail:           [               ]

Effective on receipt
                9.2 Unless a later time is specified in it, a notice, approval, consent or other communication takes effect from the time it is received.

When received
                9.3     A letter, facsimile or e-mail is taken to be received:

                        (a) in the case of a posted letter, on the third (seventh, if posted to or from a place outside Australia) day after posting;

                        (b) in the case of facsimile, on production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the

                                                                            12
------------------------------------------------------------------------------


                                facsimile number of the recipient notified for the purpose of this clause; and

                        (c) in the case of an e-mail, on receipt by the sender of an e-mail from the recipient stating that the e-mail was delivered in its entirety and the contents and attachments of the e-mail have been received.

                        However, if the time of deemed receipt of any notice is not before 4.00 p.m. (local time at the address of the recipient) on a Business Day it is deemed to have been received at the commencement of business on the next following Business Day.

10       Encumbrances and assignment
------------------------------------------------------------------------------
                        The Seller may not, without the consent of the Issuer Trustee, create or allow to exist an Encumbrance over or an interest in any Transaction Document or assign or otherwise dispose of or deal with its rights under any Transaction Document. The Issuer Trustee at any time may do any of these things as the Issuer Trustee sees fit provided that it notifies the Seller of any such action as soon as reasonably practicable.

11       Governing law, jurisdiction and service of process
------------------------------------------------------------------------------
Governing law
                11.1 This agreement is governed by the law in force in the Australian Capital Territory and the rights, liabilities and obligations of the Seller and the Issuer Trustee are governed by the laws in force in the Australian Capital Territory.

Jurisdiction
                11.2 Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the Australian Capital Territory and courts of appeal from them. Each party waives any right it has to object to an action being brought in those courts including, without limitation, by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

Service
                11.3 Without preventing any other mode of service, any document in an action (including, without limitation, any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of notices under clause 9.

12       Counterparts
------------------------------------------------------------------------------
                        This agreement may consist of a number of counterparts and the counterparts taken together constitute one and the same instrument.

EXECUTED as an agreement.

                                                                            13
------------------------------------------------------------------------------

Execution page
------------------------------------------------------------------------------

SIGNED by [                ]            )
as attorney for NATIONAL                )
AUSTRALIA BANK LIMITED                  )
under power of attorney dated           )
                                        )
in the presence of:                     )
                                        )
...............................          )
Signature of witness                    )
                                        )
...............................          )
Name of witness (block letters)         )
                                        )
...............................          )    .............................
Address of witness                      )    By executing this agreement the
                                        )    attorney states that the
..............................           )    attorney has received no notice
Occupation of witness                   )    of revocation of the power of
[                              ]        )    attorney




SIGNED by                               )
as attorney for [NAME OF ISSUER         )
TRUSTEE] LIMITED  under power of        )
attorney dated in the presence of:      )
                                        )
...............................          )
Signature of witness                    )
                                        )
...............................          )
Name of witness (block letters)         )
                                        )
...............................          )    .............................
Address of witness                      )    By executing this agreement the
                                        )    attorney states that the
..............................           )    attorney has received no notice
Occupation of witness                   )    of revocation of the power of
                                        )    attorney

                                                                            14
------------------------------------------------------------------------------
Annexure 1              Qualifying Mortgage Loans
------------------------------------------------------------------------------
                        A Mortgage Loan is a Qualifying Mortgage Loan if, at the time it is identified in an Offer to Sell, it satisfies the following eligibility criteria:

                        (a)     it is due from a Qualifying Debtor;

                        (b)     it is repayable in Australian dollars;

                        (c) the term of the related Housing Loan does not exceed 30 years;

                        (d) it is freely capable of being dealt with by the Seller as contemplated by this agreement and any Offer to Sell;

                        (e) each related Housing Loan is secured by a Mortgage over Land which is either:

                                (i)     a first ranking mortgage; or

                                (ii)    a second ranking mortgage where:

                                        (A)     there are two mortgages over
                                                the Land securing the Mortgage
                                                Loan and the Seller is the
                                                first mortgagee; and

                                        (B)     the first ranking mortgage is
                                                also being acquired by the
                                                Issuer Trustee;

                        (f) the Land subject to a Mortgage has erected on it a residential dwelling which is not under construction;

                        (g) each Mortgage Loan is, or will by the Closing Date be, insured under a Mortgage Insurance Policy;

                        (h) no Housing Loan is a Defaulted Housing Loan as at the relevant Cut-Off Date;

                        (i) no Housing Loan was made to an employee of the Seller or its affiliates with a concessional rate of interest;

                        (j) each Housing Loan is fully drawn (other than to the extent to which redraws are available to the Debtor under such Housing Loan) at the Acceptance Date;

                        (k)     it has a total principal amount outstanding of
                                no more than A$[                    ],000 as
                                at the Cut-Off Date; and

                        (l) it is scheduled to mature at least 1 year prior to the Final Maturity Date of the Notes;

                        (m)     [insert other eligibility criteria, if any].

               ------------------------------------------------
                                    Dated






                              National RMBS Trust
                                  200[ ]-[ ]
                                Sale Agreement
                        National Australia Bank Limited
                                  ("Seller")
                           [Name of Issuer Trustee]
                              ("Issuer Trustee")






                           Mallesons Stephen Jaques
                                  Solicitors

                            Governor Phillip Tower
                                1 Farrer Place
                                Sydney NSW 2000
                          Telephone (61 2) 9296 2000
                          Facsimile (61 2) 9296 3999
                                 DX 113 Sydney
                                 Ref: AAV/SRF

Contents                Sale Agreement
------------------------------------------------------------------------------

                        1       Definitions and interpretation              1


                        2       Offer to sell Mortgage Loans                2

                                Offer                                       2
                                Acknowledgment                              3

                        3       Conditions precedent to issue of offer and
                                acceptance by the Issuer Trustee            3

                                Certification                               3
                                Benefit of the Issuer Trustee               3

                        4       Acceptance of the Offer to Sell             4

                                Binding agreement                           4
                                Transfer in equity only                     4
                                Sale not to amount to assumption of
                                        obligations                         4
                                Future Receivables                          5

                        5       Representations and warranties               5

                                General                                      5
                                Repetition                                   6
                                Mortgage Portfolio                           6
                                Remedy                                       7

                        6       Title Perfection Event                       8


                        7       Costs, charges, expenses and indemnities     9

                        8       Miscellaneous                               10

                                Certificate                                 10
                                Exercise of rights                          10
                                Waiver and variation                        10
                                Supervening legislation                     10
                                Approvals and consent                       10
                                Remedies cumulative                         11

                        9       Notices                                     11

                                How given                                   11
                                Effective on receipt                        11
                                When received                               11

                       10       Encumbrances and assignment                 12


                       11       Governing law, jurisdiction and
                                        service of process                  12

                                Governing law                               12
                                Jurisdiction                                12
                                Service                                     12

                       12       Counterparts                                13


                       Annexure 1        Qualifying Mortgage Loans          15